EXHIBIT 4.1


     INFORMIX CORPORATION
     1994 STOCK OPTION AND AWARD PLAN


     INFORMIX CORPORATION, hereby adopts The Informix Corporation
1994 Stock Option Plan, effective as of March 23, 1994 (amended as of May 22, 1997), as follows:

     SECTION 1
     BACKGROUND AND PURPOSE

     1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Performance Shares. The Plan is subject to the approval by an affirmative vote, at the next meeting of stockholders of the Company, or any adjournment thereof, of the holders of a majority of Shares, present in person or by proxy and entitled to vote at such meeting. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

     1.2 Purpose of the Plan. The Plan is intended to increase incentive and to encourage stock ownership on the part of key employees of the Company and its Affiliates. The Plan also is designed to align the interests of Participants with those of the Company's shareholders, and to provide Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.


     SECTION 2
     DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2   "Affiliate" means any corporation or any other entity
(including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

     2.3 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock
Options or Performance Shares.

     2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

     2.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.7   "Committee" means the committee appointed by the Board
(pursuant to Section 3.1) to administer the Plan.

     2.8 "Company" means Informix Corporation, a Delaware corporation, or any successor thereto.

     2.9 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.10 "Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3).

     2.11 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.12 "Fair Market Value" means the last quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the last quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

     2.13  "Incentive Stock Option" means an option to purchase
Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.14 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

     2.15  "Option" means an Incentive Stock Option or a
Nonqualified Stock Option.

     2.16 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.17  "Participant" means an Employee who has an outstanding
Award.

     2.18 "Performance Shares" means an Award granted to a Participant pursuant to Section 6.

     2.19 "Period of Restriction" means the period during which the transfer of Shares of Performance Shares are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

     2.20 "Plan" means the Informix Corporation 1994 Stock Option and Award Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.21 "Retirement" means a Termination of Employment at or after the time specified in any Company-sponsored pension plan applicable to the Participant, or in any government-mandated retirement program applicable to the Participant, as determined by the Committee.

     2.22 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

     2.23 "Section 16 Person" means an individual who is subject to Section 16 of the 1934 Act with respect to the Shares.

     2.24 "Shares" means the shares of common stock, $0.01 par value, of the Company.

     2.25 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.26 "Termination of Employment" means a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.


     SECTION 3
     ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) "disinterested persons" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

     3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with its provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees shall be granted Awards, (b) to prescribe the terms and conditions of the Awards, (c) to interpret the Plan and the Awards,
(d) to adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals and/or employed outside of the United States,
(e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules.

     The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Rule 16b-3 or section 162(m) of the Code.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.


     SECTION 4
     SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan may not exceed 16,000,000. This includes 8,000,000 Shares added to the Plan by amendment effective May 22, 1997 (the "Additional Shares"). Such Shares may be either authorized but unissued Shares or Treasury Shares. Options which cover any portion of the Additional Shares may not be repriced without approval by the Company's stockholders. Repricing includes the reduction of the exercise price of an outstanding Option or the grant of a new Option in exchange for or in substitution of an outstanding Option (amended as of May 22, 1997).

     While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status. The grant of an Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

     4.2 Lapsed Awards. If an Award is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" under Rule 16b-3, the Shares subject to such Award shall not be subject to another Award. If an Award of Performance Shares is paid partially or wholly in cash, the Shares subject to such Award shall, to the extent that the Award was paid in cash, again be available for grant as an Award. The number of Shares again made available under the Plan shall be determined by dividing the amount of the cash payment by the Fair Market Value of a Share on the date of the payment.

     4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, and Performance Shares granted under the Plan, as the Committee, in its sole discretion, shall determine to be appropriate to prevent the dilution or diminishment of Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Award always shall be a whole number.


     SECTION 5
     STOCK OPTIONS

     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any fiscal year of the Company, no Participant shall receive Options covering more than 250,000 Shares. Notwithstanding any contrary provision of the preceding sentence, an individual may, in the Committee's discretion, receive Options covering up to 500,000 Shares during any fiscal year of the Company in which the individual (a) first becomes an Employee, and/or (b) is promoted from a position as a non-executive officer Employee to a position as an executive officer Employee. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3     Option Price.  Subject to the provisions of this
Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1  Nonqualified Stock Options.  In the case of a
Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

          5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in
Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and only to the extent consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

     5.4 Expiration of Options. Each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

           5.4.1  Expiration Dates.

          (a) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written stock option agreement, which date may be earlier than the dates set forth in clauses (b) through (f), below;

          (b) The expiration of ten years from the date the Option was granted, subject to the provisions of clause (f), below; or

          (c) The expiration of one year from the date of the Optionee's Termination of Employment for a reason other than the Optionee's death, Disability or Retirement, subject to the provisions of clause (f) below; or

          (d) The expiration of one year from the date of the Optionee's Termination of Employment by reason of Disability; subject to the provisions of clause (f) below; or

          (e) The expiration of one year from the date of the Optionee's Retirement; provided that no Incentive Stock Option may be exercised after the expiration of three months from the date of the Optionee's Retirement, subject in each case to the provisions of clause (f) below; or

          (f) The expiration of one year from the date of the Optionee's death, if such death occurs while the Optionee is in the employ of the Company or an Affiliate or within the one-year periods referred to in (c), (d) or (e) above, whichever is applicable.

          5.4.2 Committee Discretion. Subject to the provisions of this Section 5.4, the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion and subject to Section 5.8.4 and this Section 5.4, may extend the maximum term of such Option.

     5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions (including, without limitation, conditions based upon the passage of time and/or the achievement of specific performance goals) as the Committee shall determine in its sole discretion. However, subject to the following sentence, an Option generally shall not be exercisable until at least one (1) year following the date of its grant. After an Option is granted and notwithstanding the preceding sentence, the Committee, in its sole discretion, may accelerate the exercisability of any Option, provided that no Option granted to a Section 16 Person shall be exercisable until at least six (6) months after the date of its grant. Notwithstanding anything herein to the contrary, in the event of a Participant's death or Disability, the vesting date for all Options which are unexercisable on the date of the Participant's death or Disability but which would otherwise become exercisable within one year of such date will automatically accelerate to the date of the Participant's death or Disability.

     5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (in the Participant's name) representing such Shares.

     5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed and/or traded, and/or under any blue sky or state securities laws.

     5.8     Certain Additional Provisions for Incentive Stock
Options.

          5.8.1 Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three months after the Participant's termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

          5.8.3  Company and Subsidiaries Only.  Incentive Stock
Options may be granted only to persons who are employees of the Company and/or a Subsidiary at the time of grant.

          5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date on which it was granted.

     5.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under Section 10. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.


     SECTION 6
     PERFORMANCE SHARES

     6.1 Grant of Performance Shares. Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee, in its sole discretion, shall determine the number of Performance Shares granted to each Participant, provided that during any fiscal year of the Company, no Participant shall receive more than 100,000 Performance Shares. Additionally, the number of Additional Shares which may be used for the award of Performance Shares shall not exceed 800,000 (amended as of May 22, 1997).

     6.1 Grant of Performance Shares. Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee, in its sole discretion, shall determine the number of Performance Shares granted to each Participant, provided that during any fiscal year of the Company, no Participant shall receive more than 100,000 Performance Shares.

     6.2     Determination of Value of Performance Shares.  Each
Performance Share shall have an initial value equal to the Fair
Market Value of a Share on the date of grant.

          6.2.1 General Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the "Performance Period". Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length.

          6.2.2 Section 162(m) Performance Goals. For purposes of qualifying Performance Shares as "performance based compensation" under section 162(m) of the Code, the Committee, in its discretion, may determine that the performance goals applicable to any Performance Shares shall be based on the achievement of goals relating to (a) Company revenue, (b) return on stockholders' equity, and/or (c) earnings per Share (collectively, the "Performance Measures"). The target goal or goals for each Performance Measure shall be set by the Committee prior to the later of (a) the beginning of the applicable Performance Period, or
(b) the latest date permissible to enable the Performance Shares to qualify as "performance based compensation" under section 162(m) of the Code. In granting Performance Shares which are intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Code section 162(m) (e.g., in determining the goals applicable to each Performance Measure).

     6.3 Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Share; provided, however, that (a) Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months, and (b) the Committee shall not make any such adjustments or waivers with respect to the Awards described in
Section 6.2.2, if such action would cause such Awards not to qualify as "performance based compensation" under section 162(m) of the Code.

     6.4 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

     6.5 Cancellation of Performance Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

     6.6 Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 7. A Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

     SECTION 7
     BENEFICIARY DESIGNATION

     If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to any unvested unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.


     SECTION 8
     MISCELLANEOUS

     8.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

     8.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a termination of employment.

     8.3 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     8.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     8.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


     SECTION 9
     AMENDMENT, SUSPENSION, OR TERMINATION

     9.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, only if and to the extent required to maintain the Plan's qualification under Rule 16b-3 or section 162(m) of the Code, any such amendment shall be subject to stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

     9.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 9.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after March 22, 2004.


     SECTION 10
     TAX WITHHOLDING

     10.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award.

     10.2 Shares Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the date that the taxes are required to be withheld.


     SECTION 11
     LEGAL CONSTRUCTION

     11.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     11.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

     11.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.


     EXECUTION

          IN WITNESS WHEREOF, Informix Corporation, by its duly authorized officer, has executed the Plan on the date indicated below.

 INFORMIX CORPORATION

  By: /s/ Phillip E. White
Name:  Phillip E White
Title: Chairman of the Board,
       President and Chief
       Executive Officer

  Dated: May 22, 1997

Approved by the stockholders:
    April 14, 1995
    May 22, 1997 (amendment)